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                                                                 EXHIBIT (A)(7)


           OFFER BY COAST DENTAL SERVICES, INC. TO PURCHASE FOR CASH ALL OUTSTANDING SHARES OF ITS COMMON STOCK $.001 PAR VALUE
                             AT $4.50 NET PER SHARE

                  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                          AT 5:00 P.M., EASTERN TIME,
                ON APRIL 1, 2003, UNLESS THE OFFER IS EXTENDED.


To Our Clients:

         Enclosed for your consideration are an Offer to Purchase, dated March 4, 2003 (the "Offer to Purchase"), and a related Letter of Transmittal in connection with the offer by Coast Dental Services, Inc., a Florida corporation (the "Company"), to purchase for cash all outstanding shares of its common stock, $.001 par value per share (the "Shares"), of Coast Dental at a price of $4.50 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with the Offer to Purchase, constitute the "Offer").

         We are (or our nominee is) the holder of record of Shares held by us for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US OR OUR NOMINEE AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

         We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

         Your attention is directed to the following:

         1. The tender price is $4.50 per Share, net to the seller in cash, without interest.

         2.       The Offer is being made for all outstanding Shares.

         3. The Special Committee of the Board of Directors of Coast Dental (the "Special Committee") has determined that the Offer is fair to the shareholders of Coast Dental. However, the Special Committee does not make any recommendation to shareholders as to whether to tender or refrain from tendering their Shares.

         4. The Offer and withdrawal rights will expire at 5:00 p.m., Eastern time, on April 1, 2003, unless the Offer is extended.

         5. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Coast Dental pursuant to the Offer. However, federal income tax backup withholding at a rate of 30% may be required, unless an exemption is provided or unless the required tax payer identification information is provided. See instruction 10 of the Letter of Transmittal.

         If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.


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         The Offer is made solely by the Offer to Purchase and the related
Letter of Transmittal and is being made to all holders of Shares. The Company is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Coast Dental becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Coast Dental will make a good faith effort to comply. If after such good faith effort, Coast Dental cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Coast Dental by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                                  INSTRUCTIONS

         The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, and the related Letter of Transmittal in connection with the Offer by Coast Dental to purchase all outstanding Shares at a price of $4.50 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer.

         This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated:                 , 2003
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Number of Shares to be Tendered*:
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
NAME(S):                                     SIGN HERE:


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(PLEASE TYPE OR PRINT)                       Signature(s)


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(PLEASE TYPE OR PRINT)                       Signature(s)

Address:

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(ZIP CODE)

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(AREA CODE AND TELEPHONE NUMBER)

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(TAX PAYER IDENTIFICATION OR SOCIAL SECURITY)

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(MY ACCOUNT NUMBER WITH YOU)
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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.


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